Exhibit 16.1

RBSM LLP
Certified Public Accountants
805 Third Avenue, Suite 902
New York, New York 10022

November 12, 2013

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Big Tree Group, Inc. (the “Company”) Form 8-K dated November 12, 2013, and are in agreement with the statements relating only to RBSM LLP contained therein.  We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ RBSM LLP

RBSM LLP